Exhibit 10.5

Supplementary Loan Agreement

Party A (Lender): Dalian Victory Business Management Co., Ltd.

Party B (Borrower): Zhongkechuangzhan (Dalian) Investment Co., Ltd.

In accordance with the supplementary agreement reached by Party A and Party B on June 30, 2019, this supplementary agreement is concluded through negotiation between both parties. Both parties agree that:

1.	The loan term is extended for one year from October 1, 2020 to September 30, 2021.

2.	As of December 31, 2020, Party B shall repay RMB 19 million Yuan to Party A.

3.	Party B shall not borrow money from Party A until the current loan is paid off.

Matters not mentioned in this supplementary agreement shall still be implemented in accordance with the loan agreement and previous supplementary agreement. In case of any conflict with this supplementary agreement, this supplementary agreement shall prevail. This supplementary agreement is made in duplicate, one copy for each party, and it shall come into effect upon being stamped.

This Contract shall come into effect upon being signed and stamped by both parties.

Party A (signature):

Party B (signature):

Signing place: Dalian

Signing date: July 27, 2020